EXHIBIT 11

                         CONSENT OF INDEPENDENT AUDITORS

          We hereby consent to the incorporation by reference of our report dated July 25, 1997 on the financial statements of the Jurika & Voyles Mini-Cap Fund, Jurika & Voyles Value + Growth Fund, and Jurika & Voyles Balanced Fund, series of Jurika & Voyles Fund Group, referred to therein in Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A, File No. 33-81754, as filed with the Securities and Exchange Commission.

          We also consent to the reference to our firm in the Statement of Additional Information under the caption "Independent Auditors".


/s/ McGladrey & Pullen
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New York, New York
July 25, 1997